                                                                 EXHIBIT (a)(5)
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                        SHELTER COMPONENTS CORPORATION
                                      TO
                             SCC ACQUISITION CORP.
                         A WHOLLY-OWNED SUBSIDIARY OF
                                  KEVCO, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, DECEMBER 1, 1997 UNLESS THE OFFER IS EXTENDED.


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01 per share (the "Shares"), of Shelter Components Corporation, an Indiana corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated October 28, 1997 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

           By Mail:             Facsimile Transmission:         By Hand or Overnight
         P.O. Box 3301               (for Eligible                    Courier:
 South Hackensack, New Jersey                              85 Challenger Road Mail Drop-
             07606                Institutions Only):                  Reorg
                                     (201) 329-8936      Ridgefield Park, New Jersey 07660
                                fax confirmation number:     Attn: Reorganization Dept.
                                     (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE). UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to SCC Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of Kevco, Inc., a Texas corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:
Certificate No(s) (if available):        Name(s) of Record Holder(s):

---------------------------------        --------------------------------------

---------------------------------        --------------------------------------
                                                     (Please Print)

                                         Address(es):

                                         --------------------------------------
                                                                      (Zip Code)
Name of Tendering Institution:

Check one box if securities will         Area Code and Telephone No(s):
be tendered by book-entry
transfer:


                                         --------------------------------------

[ ] The Depository Trust Company         Signature(s):
[ ] Philadelphia Depository Trust
Company Account No.:


Dated:                         , 1997

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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.


                                          -------------------------------------
                                                 (Authorized Signature)

Name of Firm:                             Title:
                                          Name:

                                                 (Please Print or Type)

Address:                                  Area Code and Telephone No.:


---------------------------------         Dated:
                       (Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL


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